SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

American Power Conversion Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2722013
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

132 Fairgrounds Road West Kingston, Rhode Island	02892
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 000-17126

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock Purchase Rights

(Title of Class)

The undersigned registrant hereby amends Items 1 and 2 of its Registration Statement on Form 8-A (File No. 000-17126), filed with Securities and Exchange Commission (the “SEC”) on September 3, 1999 (the “Form 8-A”), as set forth below. All capitalized terms not defined herein will have the meanings ascribed to such terms in the Rights Agreement by and between American Power Conversion Corporation (the “Company”) and Computershare Trust Company, N.A. (the “Rights Agent”), successor to BankBoston N.A., dated as of September 2, 1999.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Reference is hereby made to the Registration Statement on Form 8-A filed by the Company with the SEC on September 3, 1999, relating to the Rights Agreement between American Power Conversion Company (the “Company”) and BankBoston N.A. (the “Rights Agent”), dated as of September 2, 1999 (the “Rights Agreement”). Such Form 8-A is hereby incorporated by reference herein.

On October 27, 2006, the Board of Directors of the Company voted to adopt an Amendment to the Rights Agreement, which renders the Rights inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of October 28, 2006, by and among the Company, Schneider Electric SA (“Schneider”) and an acquisition subsidiary of Schneider. A copy of the Amendment is attached hereto as Exhibit 4.03 and is incorporated herein by reference. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment.

ITEM 2 EXHIBITS.

4.01	Amendment to Rights Agreement, dated October 28, 2006, by and between the Company and Computershare Trust Company, N.A. (as successor to BankBoston N.A.)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN POWER CONVERSION CORPORATION

By:	/s/ Robert Johnson
Name:	Robert Johnson
Title:	CEO

Date: October 30, 2006

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